FOR IMMEDIATE RELEASE

Contacts:    Martha Fleming, Steve Brolly
Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION
EARNED $3.9 MILLION IN FOURTH QUARTER

ATLANTA, GA (January 23, 2014) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ: LION), holding company for Fidelity Bank (the “Bank”), today reported financial results for the three months and year ended December 31, 2013.
KEY RESULTS

•	Earned $3.9 million in fourth quarter and $27.6 million for the year

•	Return on Average Assets of 0.61% for the quarter and 1.09% for the year

•	Increased Tangible Book Value by $1.51 to $11.00 per share or 15.9%, year over year

•	Commercial loan growth for the quarter of 3.5% and 4.2% year over year

•	Core deposit growth for the quarter of 5.6% and 8.0% year over year

•	Net charge off ratio annualized was 0.06% for the fourth quarter, compared to 0.27% for the third quarter, and 0.81% for the fourth quarter 2012

•	Reduction in Nonperforming asset ratio of 43% at 3.93% from 6.88% year over year

•	Classified assets decreased $12.4 million or 9.5% for the quarter and $37.8 million or 24.2% for the year

•	Funded closed Mortgage production of $425.7 million for the quarter and $2.5 billion for the year

Fidelity's Chairman, Jim Miller, said, “Fourth quarter mortgage production shadowed a stellar performance of the Bank for the year. Nevertheless, the mortgage numbers show we have built a solidly profitable mortgage business. We expanded mortgage into Alabama in the quarter with plans for future growth. We were active in retail branching and in electronic delivery in 2013 and will be in 2014. Trust powers were applied for in the quarter which will permit us to offer family office services. In sum, every area of the bank is performing well, our growth is all organic, and we continue to build for the future.”

	Three Months Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	($ in thousands, except per share data)
Net Income	$3,863	$7,851	$5,439	$27,638	$25,327

Basic EPS	$0.18	$0.33	$0.31	$1.35	$1.48
Diluted EPS	$0.16	$0.30	$0.27	$1.20	$1.31

Asset Quality
The following table provides a comparison of the activity affecting the allowance for loan loss:

	For the Quarter Ended			Year Ended December 31
	December 31, 2013	September 30, 2013	December 31, 2012	2013	2012
	($ in thousands)
Net charge-offs	$260	$1,199	$3,670	$6,832	$10,342
Net charge-off ratio, annualized	0.06%	0.27%	0.81%	0.38%	0.60%
Provision for loan losses	$273	$1,122	$5,243	$5,441	$13,420
The allowance for loan losses at December 31, 2013, was $33.7 million, or 1.78% of total loans, compared to an allowance of $33.3 million, or 1.83% of total loans, at September 30, 2013, and $34.0 million, or 1.92% of total loans, at December 31, 2012.
The following table presents certain credit quality metrics of the Bank’s loan portfolio, inclusive of covered loans. Nonperforming assets include nonaccrual loans, net repossessions and other real estate (“ORE”). Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, net repossessions and other real estate. Classified asset ratio is classified assets as a percentage of Tier 1 capital plus allowance.

	December 31, 2013	September 30, 2013	December 31, 2012
		($ in thousands)
Nonperforming assets	$75,629	$97,132	$125,062
Classified assets	$118,390	$130,795	156,238
Allowance for loan losses as a percentage of total loans	1.78%	1.83%	1.92%
Classified asset ratio	29.81%	33.33%	44.17%
Nonperforming assets ratio	3.93%	5.20%	6.88%
ORE, net of reserves, decreased $3.5 million to $31.0 million at December 31, 2013, compared to $34.5 million at September 30, 2013. During the fourth quarter of 2013, $4.8 million of ORE assets were sold while $1.3 million were added.
Nonperforming loans and classified assets have continued to decline due in part to improved credit factors as well as loans moving to ORE and subsequently being sold.
Deposits
Total deposits of $2.2 billion at December 31, 2013, have increased $132.7 million from $2.1 billion as of December 31, 2012, due primarily to a $104.7 million increase in noninterest-bearing demand deposits as the Company continues to focus on core-deposit growth.

	December 31, 2013		September 30, 2013		December 31, 2012
	$	%	$	%	$	%
	($ in millions)
Core deposits(1)	$1,800.0	81.7%	$1,742.7	79.1%	$1,666.0	80.4%
Time Deposits > $100,000	335.2	15.2%	352.1	16.9%	346.7	16.8%
Brokered deposits	67.4	3.1%	74.5	4.0%	56.9	2.8%
Total deposits	$2,202.6	100.0%	$2,169.3	100.0%	$2,069.6	100.0%
Quarterly rate on deposits	0.48%		0.48%		0.52%

(1) Core deposits are transactional, savings, and time deposits under $100,000.
NET INTEREST MARGIN
Net interest margin in the fourth quarter of 2013 was 3.59% consistent with the third quarter of 2013 result of 3.59%. In spite of the four basis point decline in the net interest margin from the fourth quarter of 2012, taxable equivalent net interest income was up $621,000 over the same quarter prior-year and $592,000 when compared to the three months ended September 30, 2013. The improvement is attributable primarily to declining average balances of and rates on interest-bearing liabilities as discussed in more detail in the Interest Expense section below. Excluding the accretion of the loan discount on purchased loans, the net interest margin was 3.53% for the fourth quarter of 2013 compared to 3.53% for the third quarter of 2013 and 3.62% for the fourth quarter of 2012.
Net interest margin was 3.59% for the year ended December 31, 2013, compared to 3.77% for the same period in 2012. Although the net interest margin decreased by eighteen basis points, taxable equivalent net interest income for the year ended December 31, 2013, increased $3.1 million, or 3.8%, to $84.1 million compared to $81.0 million for the same period in 2012 aided by a year over year 9.2% increase in average loan balances. Excluding the accretion of the loan discount on purchased loans, the net interest margin was 3.47% for the year ended December 31, 2013, and 3.68% for the same period in 2012.
INTEREST INCOME
Total interest income for the fourth quarter of 2013 decreased a small amount to $23.8 million from $24.3 million compared to the fourth quarter of 2012. In a linked-quarter comparison, interest income decreased $1.2 million largely attributable to a decrease in interest income from decreased loans held for sale production volume during the fourth quarter of 2013 as compared to the fourth quarter of 2012 .
For the year ended December 31, 2013, total interest income remained flat at $97.6 million compared to the same period in 2012.
INTEREST EXPENSE
Interest expense for the fourth quarter of 2013 decreased $1.1 million, or 27.5%, compared to the same period in 2012 due to a reduction of $600,000 in subordinated debt expense for the fourth quarter of 2013 from the repayment of $20.5 million in subordinated debt in the third quarter of 2013. On a linked-quarter basis, interest expense decreased $480,000 or 14.1% primarily attributable to a decrease in subordinated debt interest expense of $430,000 from the payoff of $20.5 million of subordinated debt in the third quarter of 2013.

For the year ended December 31, 2013, interest expense decreased $3.1 million, or 18.3%, to $14.0 million compared to $17.1 million for the same period in 2012. The decrease is primarily the result of a reduction in interest expense on time deposits expense of $1.0 million from a reduction in interest rates on time deposits, together with a decrease of $1.5 million in subordinated debt expense due to rate changes and the subordinated debt pay-offs.
NONINTEREST INCOME
For the quarter ended December 31, 2013, noninterest income was $17.8 million compared to $26.2 million in the fourth quarter of 2012. This decrease is primarily attributable to a $7.8 million decrease in noninterest income from mortgage banking activities primarily due to decreased production volume for the fourth quarter of 2013 compared to the fourth quarter of 2012.
For the year ended December 31, 2013, noninterest income increased $8.9 million, or 10.1%, to $96.9 million compared to $88.0 million for the same period in 2012. The increase is attributable to a $10.2 million increase in noninterest income from mortgage banking activities and a $2.6 million increase in noninterest income from indirect lending net of a slight decrease in other noninterest income of $2.5 million for 2013.
Mortgage Banking Activities
Since long term interest rates began to climb in the second half of 2013, significant contraction in refinance volume has continued to occur as the industry returns to a more normalized seasonal closed loan production model. Closed Mortgage loan fundings were $2.5 billion in 2013 vs. $2.2 billion in 2012 representing a 10% increase which compares favorably to the National Mortgage Bankers Association ("MBA") industry estimate of a 23% decline year over year.
Furthermore, the MBA expects to see $1.2 trillion in mortgage originations during 2014, a 32% decline from 2013. While the MBA expects purchase originations to increase 9%, it expects refinance originations to fall 57%.  To address the current industry challenges, the Bank’s mortgage banking division will continue prudent production mortgage office growth, maintain tight expense controls and continue the focus of maintaining current revenue per loan benchmarks.
Mortgage banking margins were relatively flat for the quarter ended December 31, 2013 or 286 basis points on funded production of $425.7 million, after adjusting for the quarterly MSR impairment, compared to 285 basis points on funded production of $619.6 million for the previous quarter after adjusting for the prior quarter MSR impairment. Comprehensive revenue and expense measures continue to be made by management to maximize operational efficiency and target margin optimization.
Positive mortgage production trends were evident as new purchase loans (vs. refinances) accounted for 79% of total funded loan production in the fourth quarter of 2013. The Company continues to evaluate opportunities to increase market share and enter new markets where future growth is expected. During the fourth quarter of 2013, new mortgage offices were opened in Alabama, Maryland, and Georgia, with plans for further expansion expected to take place during the first quarter of 2014. The new mortgage offices have key management in place with twelve experienced loan officers hired with more coming soon, and it is anticipated that these locations will make a significant contribution in 2014.

NONINTEREST EXPENSE
Noninterest expense for the fourth quarter of 2013 was $32.5 million compared to $32.7 million for the same period in 2012 and remained relatively flat. On a linked quarter basis, noninterest expense decreased $1.6 million from $34.1 million for the third quarter of 2013 to $32.5 million for the fourth quarter of 2013 primarily attributable to a decrease in commission expense of $1.7 million from the reduced mortgage production for the fourth quarter of 2013.
For the year ended December 31, 2013, noninterest expense was $132.3 million compared to $115.4 million for the same period in 2012. The increase is largely attributable to an increase of $9.8 million in salaries and employee benefits and $2.8 million in higher commissions, both due to increased personnel primarily in the mortgage banking business.
ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit-related insurance products through 32 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided through employees located in eleven Southern and Mid-Atlantic states. For additional information about Fidelity's products and services, please visit the website at www.FidelitySouthern.com.
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2012 Annual Report filed on Form 10-K with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	Three Months Ended					Twelve Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	($ in thousands, except per share data)
RESULTS OF OPERATIONS
Net Interest Income	$20,858	$21,529	$20,133	$21,075	$20,239	$83,595	$80,484
Provision for Loan Losses	273	1,122	570	3,476	5,243	5,440	13,420
Non-Interest Income	17,753	25,844	28,240	25,047	26,186	96,885	87,969
Non-Interest Expense	32,538	34,102	33,159	32,524	32,654	132,325	115,397
Income Tax Expense	1,937	4,298	5,211	3,631	3,089	15,077	14,309
Net Income	3,863	7,851	9,433	6,491	5,439	27,638	25,327
Preferred Stock Dividends	—	(817)	(823)	(823)	(823)	(2,463)	(3,292)
Net Income Available to Common Shareholders	$3,863	$7,034	$8,610	$5,668	$4,616	$25,175	$22,035

PERFORMANCE
Earnings Per Share - Basic (1)	$0.18	$0.33	$0.52	$0.37	$0.31	$1.35	$1.48
Earnings Per Share - Diluted (1)	$0.16	$0.30	$0.46	$0.33	$0.27	$1.20	$1.31
Return on Average Assets	0.61%	1.20%	1.47%	1.07%	0.88%	1.09%	1.08%
Return on Average Equity	6.54%	12.04%	17.40%	13.57%	11.36%	12.20%	14.19%

NET INTEREST MARGIN
Interest Earning Assets	4.09%	4.15%	4.05%	4.55%	4.35%	4.18%	4.56%
Cost of Funds	0.64%	0.72%	0.77%	0.84%	0.86%	0.74%	0.94%
Net Interest Spread	3.45%	3.43%	3.28%	3.71%	3.49%	3.44%	3.62%
Net Interest Margin	3.59%	3.59%	3.42%	3.77%	3.63%	3.59%	3.77%

CAPITAL
Cash Dividends Per Share	$0.04	$0.02	$—	$—	$—	$0.06	$—
Dividend Payout Ratio	5.56%	1.52%	—%	—%	—%	4.44%	—%
Tier 1 Risk-Based Capital	12.71%	12.97%	15.62%	12.22%	12.06%	12.71%	12.06%
Total Risk-Based Capital	13.96%	14.23%	16.88%	13.48%	13.43%	13.96%	13.43%
Leverage Ratio	11.02%	10.53%	12.96%	10.51%	10.18%	11.02%	10.18%

AVERAGE BALANCE SHEET
Loans Held for Sale	$192,851	$317,445	$359,519	$295,018	$192,851	$241,446	$135,263
Loans, Net of Unearned Income	1,868,507	1,812,251	1,791,398	1,801,532	1,852,124	1,868,130	1,796,450
Investment Securities	173,422	175,230	170,362	161,861	174,810	170,265	200,208
Earning Assets	2,320,811	2,393,062	2,379,048	2,281,648	2,230,918	2,343,871	2,148,428
Total Assets	2,524,207	2,599,578	2,578,033	2,468,538	2,454,244	2,543,145	2,345,176
Deposits	2,150,545	2,148,659	2,079,569	2,031,877	2,022,445	2,103,465	1,933,473
Borrowings	113,528	166,261	259,616	256,616	211,385	189,995	207,035
Shareholders' Equity	234,314	258,672	217,491	194,559	190,426	226,457	178,517

STOCK PERFORMANCE
Market Price:
Closing (1)	$16.61	$15.34	$12.28	$11.33	$9.31	$16.61	$9.31
High Close (1)	$17.87	$15.98	$13.06	$11.63	$9.93	$15.98	$9.93
Low Close (1)	$15.27	$12.56	$10.73	$9.31	$8.54	$9.31	$5.43
Daily Average Trading Volume	53,979	90,413	52,693	30,591	16,474	58,118	28,166
Book Value Per Common Share (1)	$11.11	$11.04	$10.81	$10.22	$9.95	$11.11	$9.95
Price to Book Value	1.50	1.39	1.14	1.11	0.94	1.50	0.94
Tangible Book Value Per Common Share (1)	11.00	10.92	10.69	10.05	9.77	11.00	9.77
Price to Tangible Book Value	1.51	1.40	1.15	1.13	0.95	1.51	0.95
(1) Adjusted for stock dividends and retroactive application on shares outstanding.

FIDELITY SOUTHERN CORPORATION
FINANCIAL HIGHLIGHTS continued
(UNAUDITED)

	Three months ended					Year ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	($ in thousands, except per share data)
ASSET QUALITY
Total Non-Performing Loans	$43,427	$61,458	$72,388	$81,740	$83,681	$43,427	$83,681
Total Non-Performing Assets	$75,629	$97,132	$114,492	$123,597	$125,062	$75,629	$125,062
Loans 90 Days Past Due and Still Accruing	$—	$—	$—	$141	$—	$—	$—
Including Covered Loans:
Non-Performing Loans as a % of Loans	3.25%	3.95%	4.60%	4.60%	5.07%	3.25%	5.07%
Non-Performing assets as a % of Loans Plus ORE	3.93%	5.20%	6.32%	6.80%	6.88%	3.93%	6.88%
ALL to Non-Performing Loans	77.56%	54.77%	46.01%	41.49%	40.61%	77.56%	40.61%
ALL as a % of Loans, at End of Period	1.78%	1.83%	1.86%	1.86%	1.92%	1.78%	1.92%
Excluding Covered Loans:
Non-Performing Loans as a % of Loans	2.21%	2.08%	2.47%	3.00%	3.40%	2.21%	3.4%
Non-Performing assets as a % of Loans Plus ORE	3.54%	3.56%	4.14%	4.37%	4.74%	3.54%	4.74%
ALL to Non-Performing Loans	83.11%	82.63%	72.82%	4.37%	54.37%	83.11%	54.37%
Net Charge-Offs During the Period to Average Loans, annualized	0.06%	0.27%	0.40%	0.86%	0.81%	0.38%	0.60%
ALL as a % of Loans, at End of Period	1.80%	1.93%	1.96%	1.95%	2.01%	1.80%	1.91%

OTHER INFORMATION
Non-Interest Income to Revenues	45.98%	54.55%	58.38%	54.31%	56.40%	53.68%	52.22%
End of Period Shares Outstanding	21,257,519	21,139,712	20,839,642	14,847,848	14,633,836	21,257,519	14,633,836
Weighted Average Shares Outstanding - Basic (1)	21,384,732	21,341,695	16,509,686	15,171,012	15,052,787	18,626,312	14,895,044
Weighted Average Shares Outstanding - Diluted (1)	24,118,225	23,716,869	18,555,821	17,193,697	17,072,756	20,956,408	16,793,178
Full-Time Equivalent Employees	889.9	865.1	843.1	806.0	774.2	889.9	774.2

(1) Adjusted for stock dividends and retroactive application on shares outstanding.

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended					Year Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	($ in thousands, except per share amount)
INTEREST INCOME
Loans, including fees	$22,639	$23,900	$22,949	$23,944	$23,121	$93,432	$92,485
Investment securities	1,095	977	910	1,028	1,141	4,010	5,044
Federal funds sold and bank deposits	43	53	15	3	5	114	33
Total interest income	23,777	24,930	23,874	24,975	24,267	97,556	97,562
INTEREST EXPENSE
Deposits	2,590	2,601	2,600	2,627	2,722	10,418	11,073
Short-term borrowings	37	73	263	404	425	777	1,306
Subordinated debt	282	716	868	867	881	2,733	4,242
Other long-term debt	10	11	10	2	—	33	457
Total interest expense	2,919	3,401	3,741	3,900	4,028	13,961	17,078
Net interest income	20,858	21,529	20,133	21,075	20,239	83,595	80,484
Provision for loan losses	273	1,122	570	3,476	5,243	5,440	13,420
Net interest income after provision for loan losses	20,585	20,407	19,563	17,599	14,996	78,155	67,064
NONINTEREST INCOME
Service charges on deposit accounts	1,119	1,075	1,020	949	1,122	4,163	4,694
Other fees and charges	1,012	997	975	887	883	3,871	3,360
Mortgage banking activities	10,798	17,809	20,158	17,795	18,653	66,560	56,332
Indirect lending activities	2,030	2,583	2,781	1,646	1,477	9,040	6,414
SBA lending activities	492	647	1,417	1,084	715	3,640	4,944
Bank owned life insurance	308	326	326	313	323	1,273	1,307
Securities gains	188	—	1	—	—	189	307
Other	1,806	2,407	1,562	2,373	3,013	8,149	10,611
Total noninterest income	17,753	25,844	28,240	25,047	26,186	96,885	87,969
NONINTEREST EXPENSE
Salaries and employee benefits	14,660	14,424	14,278	14,282	13,341	57,645	47,832
Commissions	4,288	6,019	7,979	6,390	7,545	24,676	21,817
Net occupancy	2,799	2,844	2,291	2,407	2,400	10,342	9,253
Communication	856	754	805	760	647	3,175	2,646
Other	9,935	10,061	7,806	8,685	8,721	36,487	33,849
Total noninterest expense	32,538	34,102	33,159	32,524	32,654	132,325	115,397
Income before income tax expense	5,800	12,149	14,644	10,122	8,528	42,715	39,636
Income tax expense	1,937	4,298	5,211	3,631	3,089	15,077	14,309
NET INCOME	3,863	7,851	9,433	6,491	5,439	27,638	25,327
Preferred stock dividends and discount accretion	—	(817)	(823)	(823)	(823)	(2,463)	(3,292)
Net income available to common equity	$3,863	$7,034	$8,610	$5,668	$4,616	$25,175	$22,035

EARNINGS PER SHARE: (1)
Basic earnings per share	$0.18	$0.33	$0.52	$0.37	$0.31	$1.35	$1.48
Diluted earnings per share	$0.16	$0.30	$0.46	$0.33	$0.27	$1.20	$1.31
Weighted average common shares outstanding-basic	21,384,732	21,341,695	16,509,686	15,171,012	15,052,787	18,626,312	14,895,044
Weighted average common shares outstanding-diluted	24,118,225	23,716,869	18,555,821	17,193,697	17,072,756	20,956,408	16,793,178

(1) Adjusted for stock dividends and retroactive application on shares outstanding

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
			($ in thousands)
ASSETS
Cash and cash equivalents	$116,559	$140,871	$158,837	$40,262	$49,020
Investment securities available-for-sale	168,865	170,338	163,764	153,285	154,367
Investment securities held-to-maturity	4,051	4,468	4,978	5,523	6,162
Investment in FHLB stock	4,994	6,119	8,594	7,919	7,330
Loans held-for-sale	187,367	216,736	355,017	325,941	304,094
Loans	1,893,037	1,831,708	1,775,972	1,817,263	1,777,031
Allowance for loan losses	(33,684)	(33,661)	(33,309)	(33,910)	(33,982)
Loans, net of allowance for loan losses	1,859,353	1,798,047	1,742,663	1,783,353	1,743,049
FDIC indemnification asset	14,136	17,103	16,542	16,535	20,074
Premises and equipment, net	44,555	41,964	41,843	38,508	37,669
Other real estate, net	30,982	34,493	40,882	38,951	39,756
Bank owned life insurance	33,855	33,575	33,276	32,978	32,693
Deferred tax asset, net	19,384	20,886	22,401	21,248	21,145
Servicing rights	53,202	52,048	44,734	36,529	30,244
Other assets	26,865	30,834	41,702	31,217	31,688
Total Assets	$2,564,168	$2,567,482	$2,675,233	$2,532,249	$2,477,291

LIABILITIES
Deposits:
Noninterest-bearing demand deposits	$488,224	$448,087	$433,565	$384,869	$383,559
Interest-bearing deposits:	1,714,228	1,721,188	1,721,482	1,673,132	1,686,165
Total deposits	2,202,452	2,169,275	2,155,047	2,058,001	2,069,724
Federal Funds Purchased	35,000	60,000	115,000	100,000	88,500
Short-term borrowings	14,233	18,422	18,641	76,051	37,160
Subordinated debt	46,393	46,393	67,527	67,527	67,527
Other long-term debt	10,000	10,000	10,000	10,000	—
Other liabilities	19,860	30,092	35,916	21,369	21,492
Total Liabilities	2,327,938	2,334,182	2,402,131	2,332,948	2,284,403

SHAREHOLDERS' EQUITY
Preferred stock	—	—	47,785	47,564	47,344
Common stock	158,153	156,156	153,107	84,777	82,499
Accumulated other comprehensive gain, net of tax	968	1,723	1,475	3,376	3,545
Retained earnings	77,109	75,421	70,735	63,584	59,500
Total shareholders’ equity	236,230	233,300	273,102	199,301	192,888
Total Liabilities and Shareholders’ Equity	$2,564,168	$2,567,482	$2,675,233	$2,532,249	$2,477,291
Book Value Per Common Share	$11.11	$11.04	$10.81	$10.22	$9.95
Shares of Common Stock Outstanding (1)	21,257,519	21,139,712	20,839,642	14,847,848	14,633,836

(1) Adjusted for stock dividends and retroactive application on shares outstanding

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
	($ in thousands)
Commercial	$530,977	$512,875	$507,188	$517,203	$509,243
SBA loans	134,823	133,867	131,771	126,435	121,428
Total Commercial and SBA Loans	665,800	646,742	638,959	643,638	630,671
Construction	101,698	99,379	100,986	94,651	89,924
Indirect loans	975,223	942,217	904,098	959,471	930,232
Installment loans	13,473	14,270	15,557	13,824	18,774
Total Consumer Loans	988,696	956,487	919,655	973,295	949,006
First Mortgage Loans	60,928	51,807	41,815	38,501	37,785
Second Mortgage Loans	75,915	77,293	74,557	67,178	69,645
Total Mortgage Loans	136,843	129,100	116,372	105,679	107,430
Loans	1,893,037	1,831,708	1,775,972	1,817,263	1,777,031

Loans Held-For-Sale:
Residential Mortgage	127,850	174,409	309,175	281,839	253,108
SBA	9,517	7,327	10,842	14,102	20,986
Indirect Auto	50,000	35,000	35,000	30,000	30,000
Total Loans Held-For-Sale	187,367	216,736	355,017	325,941	304,094
Total Loans	$2,080,404	$2,048,444	$2,130,989	$2,143,204	$2,081,125

Non-Covered Loans	$1,834,675	$1,768,384	$1,691,258	$1,743,092	$1,699,892
Covered Loans	58,362	63,324	84,714	74,171	77,139
Loans Held-For-Sale	187,367	216,736	355,017	325,941	304,094
Total Loans	$2,080,404	$2,048,444	$2,130,989	$2,143,204	$2,081,125

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	Three Months Ended					Year Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	($ in thousands)
Balance at Beginning of Period	$33,661	$33,309	$33,910	$33,982	$31,476	$33,982	$27,956
Net Charge-Offs (Recoveries):
Commercial, Financial, and Agricultural	(207)	335	164	2,416	421	2,708	1,090
SBA	10	108	559	56	271	733	455
Real Estate Construction	(291)	(241)	40	118	(78)	(374)	2,798
Real Estate Mortgage	41	67	27	393	30	528	632
Consumer Installment	707	930	931	669	3,026	3,237	5,367
Total Net Charge-Offs	260	1,199	1,721	3,652	3,670	6,832	10,342
Provision for Loan Losses	273	1,122	570	3,476	5,243	5,441	13,420
Indemnification - Covered Loans	10	429	550	104	933	1,093	2,948
Balance at End of Period	$33,684	$33,661	$33,309	$33,910	$33,982	$33,684	$33,982

Ratio of Net Charge-Offs during the Period to Average Loans Outstanding, Net, annualized	0.06%	0.27%	0.40%	0.86%	0.81%	0.38%	0.60%
Allowance for Loan Losses as a Percentage of Loans	1.78%	1.83%	1.86%	1.86%	1.92%	1.78%	1.80%
Allowance for Loan Losses as a Percentage of Loans Excluding Covered Loans	1.80%	1.93%	1.96%	1.95%	2.01%	1.80%	1.91%

NONPERFORMING ASSETS
(UNAUDITED)

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
	($ in thousands)
Non-Covered Nonperforming Assets
Nonaccrual Loans	$40,531	$36,711	$41,757	$52,220	$57,713
Repossessions	1,220	1,181	1,222	975	1,625
Other Real Estate	24,021	26,016	28,342	24,048	22,429
Total Non-Covered Nonperforming Assets	$65,772	$63,908	$71,321	$77,243	$81,767
*** Includes SBA Guaranteed Amounts of Approximately	$7,869	$13,115	$14,379	$16,668	$12,085
Non-Covered Loans Past Due 90 Days or More and Still Accruing	$—	$—	$—	$141	$—
Non-Covered Loans 30-89 Days Past Due	$5,618	$7,915	$6,197	$12,152	$5,028
Ratio of Non-Covered Loans Past Due 90 Days or More and Still Accruing to Total Non-Covered Loans	—%	—%	—%	0.01%	—%
Ratio of Non-Covered Loans 30-89 Days Past Due to Total Non-Covered Loans	0.31%	0.45%	0.37%	0.70%	0.30%
Ratio of Non-Covered Nonperforming Assets to Total Non-Covered Loans, ORE, and Repossessions	3.54%	3.56%	4.14%	4.37%	4.74%
Covered Nonperforming Assets
Nonaccrual Loans	$2,896	$24,747	$30,631	$29,520	$25,968
Other Real Estate	6,961	8,477	12,540	16,834	17,327
Covered Nonperforming Assets	$9,857	$33,224	$43,171	$46,354	$43,295
Classified Assets
Classified Loans	$86,188	$95,121	$101,919	$112,036	$114,857
ORE and Repossessions	32,202	35,674	42,104	41,857	41,381
Total Classified Assets	$118,390	$130,795	$144,023	$153,893	$156,238

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
	($ in thousands)
Average loans outstanding	$1,010,229	$957,737	$947,351	$953,722	$966,082
Past due loans:
$ amount of indirect loans past due	$1,561	$929	$1,360	$1,159	$1,262
# of indirect loans past due	130	130	173	162	197
Net charge-offs	$703	$908	$909	$667	$989
# of repossessed vehicles	207	177	181	151	181
Non-performing loans	$806	$925	$594	$872	$982
30+ day performing delinquency rate	0.15%	0.11%	0.14%	0.12%	0.14%
Net charge-off rate	0.33%	0.34%	0.33%	0.28%	0.37%
Average beacon score	741	752	755	742	747
Production by State:
Alabama	$19,798	$22,599	$16,576	$16,847	$14,322
Arkansas	16,352	13,757	7,728	4,760	3,514
North Carolina	18,731	19,292	18,750	15,226	11,828
South Carolina	13,302	10,322	10,180	7,550	6,356
Florida	76,253	77,873	72,676	67,243	59,782
Georgia	43,064	44,171	38,203	42,218	34,484
Mississippi	20,341	23,292	19,626	20,148	16,990
Tennessee	13,674	17,122	19,347	14,858	8,674
Virginia	11,040	11,877	10,339	8,601	6,241
Texas	$5,045	$—	$—	$—	$—
Total production by State	$237,600	$240,305	$213,425	$197,451	$162,191
Outstanding by State:
Alabama	8.92%	8.93%	8.89%	9.22%	9.29%
Arkansas	3.24%	2.37%	1.42%	0.81%	0.52%
North Carolina	8.27%	8.30%	8.37%	8.31%	8.41%
South Carolina	3.73%	3.34%	3.26%	2.99%	2.94%
Florida	32.62%	32.80%	33.07%	33.41%	33.40%
Georgia	23.22%	24.38%	25.76%	27.11%	28.45%
Mississippi	8.41%	8.48%	7.92%	7.50%	6.81%
Tennessee	7.42%	7.87%	8.19%	7.95%	7.85%
Virginia	3.77%	3.53%	3.12%	2.70%	2.33%
Texas	0.40%	—%	—%	—%	—%
Total outstanding serviced by State	100.00%	100.00%	100.00%	100.00%	100.00%
Loan sales	$88,153	$93,602	$152,418	$58,073	$48,166
Yield	3.65%	3.71%	3.85%	4.00%	4.06%

INDIRECT LENDING ACTIVITIES
(UNAUDITED)

	Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
	(in thousands)
Servicing income, net	$1,237	$1,186	$1,012	$834	$926
Marketing gain, net	793	1,397	1,769	812	551
Total indirect lending activities	$2,030	$2,583	$2,781	$1,646	$1,477

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF MORTGAGE LENDING
(UNAUDITED)

	Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
	($ in thousands)
Average loans outstanding	$194,626	$328,038	$297,024	$284,910	$257,740
Average servicing outstanding	$4,221,134	$3,953,760	$3,239,672	$2,817,771	$2,425,493
% of loan production for purchases	78.72%	74.13%	58.30%	36.78%	34.45%
% of loan production for refinance loans	21.28%	25.87%	41.70%	63.22%	65.55%
Production by State:
Georgia	$259,289	$353,187	$427,815	$392,749	$498,542
Florida	19,724	17,807	24,025	15,862	36,193
Virginia	91,494	151,573	167,099	111,126	126,901
Total retail	370,507	522,567	618,939	519,737	661,636
Wholesale	55,149	96,773	165,022	136,508	150,648
Total production	$425,656	$619,340	$783,961	$656,245	$812,284
Loan sales	$467,932	$753,196	$756,224	$634,074	$701,018
Yield	4.08%	4.38%	3.15%	3.43%	3.58%

MORTGAGE BANKING ACTIVITIES
(UNAUDITED)

	Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
			($ in thousands)
Marketing gain, net	$8,568	$12,785	$13,916	$12,684	$13,909
Origination points and fees	2,474	3,806	4,212	3,452	3,879
Loan Servicing Revenue	2,609	2,402	2,021	1,760	1,604
MSR amortization and impairment adjustments.	(2,853)	(1,184)	9	(101)	(739)
Total mortgage banking activities	$10,798	$17,809	$20,158	$17,795	$18,653

Non-cash items from mortgage banking activities:
Capitalized MSR, net	$3,992	$7,367	$5,934	$4,467	$4,991
Valuation on MSR	(1,360)	138	1,551	1,609	702
Mark to market adjustments	344	2,605	(6,634)	(2,345)	(3,810)
Total non-cash items	$2,976	$10,110	$851	$3,731	$1,883

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	Year Ended
	December 31, 2013			December 31, 2012
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	($ in thousands)
Assets
Interest-earning assets:
Loans, net of unearned income:
Taxable	$2,101,913	$93,184	4.43%	$1,926,904	$92,347	4.79%
Tax-exempt (1)	7,662	383	4.99%	4,810	207	4.30%
Total loans	2,109,575	93,567	4.44%	1,931,714	92,554	4.79%
Investment securities:
Taxable	154,108	3,350	2.17%	181,489	4,255	2.34%
Tax-exempt (2)	16,157	1,016	6.29%	18,719	1,200	6.41%
Total investment securities	170,265	4,366	2.56%	200,208	5,455	2.72%
Interest-bearing deposits	62,411	114	0.18%	15,583	32	0.21%
Federal funds sold	1,620	1	0.05%	923	1	0.06%
Total interest-earning assets	2,343,871	98,048	4.18%	2,148,428	98,042	4.56%
Noninterest-earning:
Cash and due from banks	15,505			24,862
Allowance for loan losses	(33,512)			(28,699)
Premises and equipment, net	40,830			33,982
Other real estate	37,469			37,172
Other assets	138,982			129,431
Total assets	$2,543,145			$2,345,176
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$648,734	$1,807	0.28%	$581,577	$1,610	0.28%
Savings deposits	317,845	1,319	0.41%	342,806	1,169	0.34%
Time deposits	719,205	7,293	1.01%	679,940	8,294	1.22%
Total interest-bearing deposits	1,685,784	10,419	0.62%	1,604,323	11,073	0.69%
Federal funds purchased	23,071	174	0.75%	29,003	228	0.79%
Securities sold under agreements to repurchase	15,470	21	0.14%	13,007	28	0.22%
Other short-term borrowings	82,446	582	0.71%	78,769	1,050	1.33%
Subordinated debt	60,926	2,733	4.49%	67,527	4,242	6.28%
Long-term debt	8,082	33	0.41%	18,729	457	2.44%
Total interest-bearing liabilities	1,875,779	13,962	0.74%	1,811,358	17,078	0.94%
Noninterest-bearing:
Demand deposits	417,681			329,150
Other liabilities	23,228			26,151
Shareholders’ equity	226,457			178,517
Total liabilities and shareholders’ equity	$2,543,145			$2,345,176
Net interest income/spread		$84,086	3.44%		$80,964	3.62%
Net interest margin			3.59%			3.77%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2013 and 2012 of $134,000 and $70,000, respectively, using a 35% tax rate.
(2) Interest income includes the effect of taxable-equivalent adjustment for 2013 and 2012 of $358,000 and $410,000, respectively, using a 35% tax rate.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	Three Months Ended
	December 31, 2013			December 31, 2012
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	($ in thousands)
Assets
Interest-earning assets:
Loans, net of unearned income:
Taxable	$2,052,977	$22,569	4.36%	$2,040,253	$23,086	4.50%
Tax-exempt (1)	8,381	108	5.12%	4,722	52	4.45%
Total loans	2,061,358	22,677	4.36%	2,044,975	23,138	4.50%
Investment securities:
Taxable	158,547	939	2.35%	156,489	946	2.42%
Tax-exempt (2)	14,875	239	6.38%	18,321	297	6.70%
Total investment securities	173,422	1,178	2.70%	174,810	1,243	2.85%
Interest-bearing deposits	83,358	43	0.20%	10,058	5	0.22%
Federal funds sold	2,673	—	0.06%	1,075	—	0.05%
Total interest-earning assets	2,320,811	23,898	4.09%	2,230,918	24,386	4.35%
Noninterest-earning:
Cash and due from banks	16,717			29,818
Allowance for loan losses	(33,704)			(31,519)
Premises and equipment, net	42,571			37,030
Other real estate	32,814			44,363
Other assets	144,998			143,634
Total assets	$2,524,207			$2,454,244
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$693,000	$507	0.29%	$605,309	$425	0.28%
Savings deposits	307,463	301	0.39%	317,336	353	0.44%
Time deposits	701,193	1,782	1.01%	730,381	1,944	1.06%
Total interest-bearing deposits	1,701,656	2,590	0.60%	1,653,026	2,722	0.66%
Federal funds purchased	424	1	0.58%	40,864	76	0.75%
Securities sold under agreements to repurchase	17,089	5	0.13%	13,809	8	0.22%
Other short-term borrowings	39,622	31	0.31%	89,185	341	1.52%
Subordinated debt	46,393	282	2.41%	67,527	881	5.19%
Long-term debt	10,000	10	0.41%	—	—	—%
Total interest-bearing liabilities	1,815,184	2,919	0.64%	1,864,411	4,028	0.86%
Noninterest-bearing:
Demand deposits	448,889			369,419
Other liabilities	25,820			29,988
Shareholders’ equity	234,314			190,426
Total liabilities and shareholders’ equity	$2,524,207			$2,454,244
Net interest income/spread		$20,979	3.45%		$20,358	3.49%
Net interest margin			3.59%			3.63%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2013 and 2012 of $38,000 and $17,000, respectively.
(2) Interest income includes the effect of taxable-equivalent adjustment for 2013 and 2012 of $83,000 and $102,000, respectively.